UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  August 31, 2010

INDEPENDENT BANK CORPORATION

(Exact name of registrant as

specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-7818 (Commission File Number)	38-2032782 (IRS Employer Identification No.)

230 West Main Street Ionia, Michigan (Address of principal executive office)	48846 (Zip Code)

Registrant's telephone number,

including area code:

(616) 527-9450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)        Amendment to Articles of Incorporation

On August 31, 2010, Independent Bank Corporation (the "Company") filed with the State of Michigan an amendment to the Company's Articles of Incorporation, which effected a 1-for-10 reverse stock split of the Company's issued and outstanding common stock, effective August 31, 2010.  A copy of the amendment is attached to this Form 8-K as Exhibit 3.1 and is incorporated in this Item 5.03 by reference.

Trading of the Company's common stock on the NASDAQ Global Select Market on a split-adjusted basis will begin at the open of trading on September 1, 2010.

The Company's shares will continue to trade on the NASDAQ Global Select Market under the symbol "IBCP" with the letter "D" added to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred.  As a result of the reverse stock split, every 10 shares of the Company's common stock issued and outstanding immediately prior to the effective date will be combined and reclassified into 1 share of common stock. The Company will not issue fractional shares of common stock.  Fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

Letters of transmittal are being to be sent to stockholders of record.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits

	3.1	Certificate of Amendment to the Articles of Incorporation filed with the State of Michigan on August 31, 2010.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Date: August 31, 2010	/s/ Robert N. Shuster
By: Robert N. Shuster
Its: Executive Vice President and Chief Financial Officer